UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2016

NATIONAL GENERAL HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36311	27-1046208
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

59 Maiden Lane, 38th Floor

New York, New York 10038

(Address of principal executive offices) (zip code)

(212) 380-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On January 22, 2016, National General Holdings Corp., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with Kramer-Wilson Company, Inc., a Delaware corporation (“Seller”), pursuant to which, subject to the satisfaction or waiver of the conditions set forth in the Purchase Agreement, the Company agreed to purchase all of the issued and outstanding shares of capital stock (the “Transaction”) of Century-National Insurance Company, a California domiciled property and casualty insurance company (“Century-National”), and Western General Agency, Inc., a California corporation (“Western General,” and together with Century-National, the “Acquired Companies”).

The aggregate purchase price (the “Purchase Price”) for the Transaction is equal to the sum of the tangible book value of the Acquired Companies as of the closing date (“TBV”) and a fifty-million dollar premium (the “Premium”). On the closing date of the Transaction, the Company will make an initial payment of the Purchase Price that is an estimate of one-third of the TBV (subject to adjustment upon receipt of a closing audit of the Acquired Companies by independent auditors) plus the Premium. The Company will enter into a promissory note upon closing, payable over a period of two years, with respect to the remainder of the Purchase Price.

On January 22, 2016, the Company deposited $10 million into an escrow account, refundable in the event that regulatory approval of the Transaction is not received. The Transaction is subject to approval of governmental authorities and other customary closing conditions. The Transaction is expected to close in the second quarter.

The Purchase Agreement contains standard representations and warranties related to each party, and may be terminated prior to the closing under certain circumstances, including by (i) written agreement of both parties; (ii) either party, if the transaction is enjoined or prohibited by governmental authorities; (iii) either party, if the closing shall not have occurred within nine months following signing; or (iv) a non-breaching party if there has been a material breach of certain warranties or covenants made by a breaching party that would prevent a closing condition from being satisfied.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Credit Agreement

On January 25, 2016, the Company entered into a $225 million credit agreement (the “Credit Agreement”), among JPMorgan Chase Bank, N.A., as Administrative Agent, KeyBank National Association as Syndication Agent, and Associated Bank, National Association and First Niagara Bank, N.A., as Co-Documentation Agents, and the various lending institutions party thereto. The credit facility is a revolving credit facility with a letter of credit sublimit of $25 million and an expansion feature not to exceed $50 million. Proceeds of borrowings under the Credit Agreement may be used for working capital, acquisitions and general corporate purposes.

The Credit Agreement contains certain restrictive covenants customary for facilities of this type (subject to negotiated exceptions and baskets), including restrictions on indebtedness, liens, acquisitions and investments, restricted payments and dispositions. There are also financial covenants that require the Company to maintain a minimum consolidated net worth, a maximum consolidated leverage ratio, a minimum fixed charge coverage ratio, a minimum risk-based capital and a minimum statutory surplus. The Credit Agreement also provides for customary events of default, with grace periods where customary, including failure to pay principal when due, failure to pay interest or fees within three business days after becoming due, failure to comply with covenants, breaches of representations and warranties, default under certain other indebtedness, certain insolvency or receivership events affecting the Company and its subsidiaries, the occurrence of certain material judgments, or a change in control of the Company. Upon the occurrence and during the continuation of an event of default, the administrative agent, upon the request of the requisite percentage of the lenders, may terminate the obligations of the lenders to make loans and to issue letters of credit under the Credit Agreement, declare the Company’s obligations under the Credit Agreement to become immediately due and payable and/or exercise any and all remedies and other rights under the Credit Agreement. The Credit Agreement has a maturity date of January 25, 2020.

Borrowings under the Credit Agreement bear interest at either the Alternate Base Rate or the LIBO rate. ABR borrowings (which are borrowings bearing interest at a rate determined by reference to the Alternate Base Rate) under the Credit Agreement will bear interest at (x) the greatest of (a) the prime rate in effect on such day, (b) the federal funds effective rate on such day plus 0.5 percent or (c) the adjusted LIBO rate for a one-month interest period on such day plus 1 percent. Eurodollar borrowings under the Credit Agreement will bear interest at the adjusted LIBO rate for the interest period in effect. Fees payable by the Company under the Credit Agreement include a letter of credit participation fee (the margin applicable to Eurodollar borrowings), a letter of credit fronting fee with respect to each letter of credit (.125%) and a commitment fee on the available commitments of the lenders (a range of .20% to .30% based on the Company’s consolidated leverage ratio).

Certain of the lenders and their affiliates have provided, from time to time, and may continue to provide, investment banking, commercial banking, financial and other services to the Company, including letters of credit, depository and account processing services, for which the Company has paid and intends to pay customary fees.

The foregoing description of the Credit Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

All of the commitments to extend credit under that certain Credit Agreement, dated as of May 30, 2014, by and between the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, were terminated pursuant to the terms of the Credit Agreement. The information contained in Item 1.01 of this Current Report on Form 8-K under the subheading “Credit Agreement” is incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in item 1.01 of this Current Report on Form 8-K under the subheading “Credit Agreement” is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On January 25, 2016, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Purchase Agreement, dated as of January 22, 2016, by and among Kramer-Wilson Company, Inc. and National General Holdings Corp.

10.2	Credit Agreement, dated January 25, 2016, among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, KeyBank National Association as Syndication Agent, and Associated Bank, National Association and First Niagara Bank, N.A., as Co-Documentation Agents, and the various lending institutions party thereto.

99.1	Press Release issued by National General Holdings Corp. on January 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2016

NATIONAL GENERAL HOLDINGS CORP.

By:	/s/ Jeffrey Weissmann
Jeffrey Weissmann
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement, dated as of January 22, 2016, by and among Kramer-Wilson Company, Inc. and National General Holdings Corp.

10.2	Credit Agreement, dated January 25, 2016, among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, KeyBank National Association as Syndication Agent, and Associated Bank, National Association and First Niagara Bank, N.A., as Co-Documentation Agents, and the various lending institutions party thereto.

99.1	Press Release issued by National General Holdings Corp. on January 25, 2016.